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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 31, 2003


                              UWHARRIE CAPITAL CORP
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             (Exact name of Registrant as specified in its charter)




       North Carolina                  33-58882                56-1814206
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       (State or other           (Commission File No.)        (IRS Employer
jurisdiction of incorporation)                            Identification number)



             134 North First Street, Albemarle, North Carolina 28001
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                    (Address of principal executive offices)


Registrant's telephone number, including area code (704) 982-4415


                                 Not Applicable
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                 (Former address of principal executive offices)

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Item 5. Other Events and Regulation FD Disclosure

In a letter to shareholders dated March 31, 2003, Registrant announced that through March 17, 2003 it had sold $5 million of common stock and added an additional 700 shareholders during its public offering. Registrant intends to close its offering on April 15, 2003.

Registrant further reported year-end assets exceeding $250 million or an increase of $12 million over 2001. Net interest income for 2002 was $9.4 million compared with $9.0 million for 2001. Non-interest income was $4.4 million for 2002 compared with $3.5 million for 2001. Operating expenses increased $1.7 million in 2002 over 2001. Registrant increased the loan loss reserve in 2002 to 1.41% of total loans from 1.17% in 2001.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              UWHARRIE CAPITAL CORP



                                              By: /s/ Roger L. Dick
                                                  -----------------
                                                  Roger L. Dick
                                                  Chief Executive Officer

Dated: March 31, 2003

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                                  EXHIBIT INDEX


Exhibit                    Description
Number                     of Exhibit
------                     ----------

  20          Letter to Shareholders dated March 31, 2003

                                       4